UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): NOVEMBER 9, 2006 (November 7, 2006)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURE

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     The reclassifications discussed below had no effect on previously reported current or non-current assets, current or non-current liabilities, stockholders’ equity, net income, earnings per share or net cash provided by operating activities.
     During the first quarter of 2006, Quanta Services, Inc. (“Quanta”) began making investments in variable rate demand notes (“VRDNs”). While VRDNs are debt instruments with long-term scheduled maturities, Quanta has the right to tender its VRDNs to a third-party liquidity provider for payment at the aggregate principal amount plus accrued interest at any time with seven days notice pursuant to the put right granted to all holders of these notes. Payment of these notes is secured by an irrevocable letter of credit issued by an investment-grade financial institution.
     In the first two quarters of 2006, Quanta included VRDNs in “cash and cash equivalents” in its consolidated balance sheets and consolidated statements of cash flows for those periods. Specifically, the original reports on Form 10-Q classified $60.5 million and $272.2 million of VRDNs as cash equivalents for the quarters ended March 31, 2006 and June 30, 2006, respectively. As a result of significant debate within the standard-setting community around the classification of VRDNs, Quanta has now determined that these investments are more appropriately classified as “short-term investments.” Accordingly, Quanta is filing amendments on the date hereof to each of its quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to amend (i) the condensed consolidated balance sheets as of March 31, 2006 and June 30, 2006 to reclassify these investments as “short-term investments” instead of “cash and cash equivalents” as had been done in the original reports on Form 10-Q and (ii) the condensed consolidated statements of cash flows for the three months ended March 31, 2006 and the three and six months ended June 30, 2006 to correct cash flows from investing activities as a result of the above reclassification by presenting Quanta’s investments in these short-term investments as cash flows from investing activities.
     On November 7, 2006, after consultation with and review of the conclusions of management, the Audit Committee of the Board of Directors of Quanta concluded that the previously issued consolidated financial statements of Quanta for the three months ended March 31, 2006 and the three and six months ended June 30, 2006, as originally filed in their respective Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006, should not be relied upon due to the change in classification of the short-term investments and the corresponding corrections to cash flows from investing activities originally reported for those periods. The Audit Committee and management have discussed this matter with PricewaterhouseCoopers LLP, Quanta’s registered independent public accounting firm. A copy of this disclosure was provided to PricewaterhouseCoopers LLP in advance of this filing.
     Quanta is filing this current report on Form 8-K as required under the Securities Exchange Act of 1934, within the time prescribed under the applicable regulations. The reports on Forms 10-Q/A amending the financial statements for Quanta for the three months ended March 31, 2006 and three and six months ended June 30, 2006 with respect to the matters described above will also be filed on the date hereof.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 9, 2006

QUANTA SERVICES, INC.
By:	/s/ DERRICK A. JENSEN
	Name:	Derrick A. Jensen
	Title:	Vice President, Controller and Chief Accounting Officer

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